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                                                                    EXHIBIT 99.1


                             HCB BANCSHARES, INC.
                (HOLDING COMPANY FOR HEARTLAND COMMUNITY BANK)
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                            SUBSCRIPTION OFFERING
                               STOCK ORDER FORM
                            INSTRUCTIONS AND GUIDE
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STOCK OWNERSHIP GUIDE
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INDIVIDUAL
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.

JOINT TENANTS WITH RIGHTS OF SURVIVORSHIP
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

TENANTS IN COMMON
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

UNIFORM TRANSFER TO MINORS
Stock may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Acts of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST" while the Uniform Transfer to Minors Act is "Unif Tran Min Act" Standard U.S. Postal Service state abbreviation should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Arkansas Uniform Transfer to Minors Act will be abbreviated John Doe, CUST Susan Doe Unif Tran Min Act, AR (use minor's social security number).

FIDUCIARIES
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
 * The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title
   (name). If an individual and a corporation, list the corporation's title before the individual.
 * The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
 * A copy and description of the document governing the fiduciary relationship, such as living trust agreement or court order. Without documentation establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.
 * The date of the document governing the relationship except that the date of a trust created by a will need not be included in the description.
 * The name of the maker, donor or testator and the name of the beneficiary.
An example of fiduciary ownership of stock in the case of a trust is: John Doe. Trustee Under Agreement Dated 10-1-87 for Susan Doe.
You may mail your completed Stock Order Form in the envelope that has been provided, or you may deliver your Stock Order Form to Heartland Community Bank. If you are purchasing in the Subscription Offering, your Stock Order Form, properly completed, and payment in full (or withdrawal authorization), at the Purchase Price must be received by Heartland Community Bank no later than
          , Central Time, on April , 1997. Stock Order Forms shall be deemed received only upon actual receipt at one of Heartland Community Bank's offices. If you need further assistance, please call the Stock Information Center at
(501)  -   . We will be pleased to help you with the completion of your Stock
Order Form or answer any questions you may have.

ITEM INSTRUCTIONS
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ITEMS 1 AND 2--
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares purchased by the Purchase Price of $10.00 per share. The minimum purchase is 25 shares. Each eligible subscriber may subscribe for up to 20,000 shares per qualifying deposit or loan account, provided that the aggregate maximum amount of stock that may be purchased by any person, together with associates, or group of persons acting in concert (other than the ESOP), is 25,000 shares. If the maximum purchase limitation is increased, any subscriber who has subscribed for 25,000 shares, and other subscribers at the discretion of Heartland Community Bank will be given the opportunity to increase their subscriptions up to the higher maximum purchase limitation.

ITEM 3--
Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft or money order made payable to HCB Bancshares, Inc. Your funds will earn interest at the Heartland Community Bank passbook rate until the conversion is completed or terminated. DO NOT MAIL CASH TO PURCHASE STOCK! Please check this box if your method of payment is by cash, check, bank draft or money order.

ITEM 4--
If you pay for your stock by a withdrawal from a deposit account at Heartland Community Bank, or its subsidiary, Heartland Community Bank, F.S.B., insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account. Please contact the Stock Information Center for information regarding purchases from an Individual Retirement Account.

ITEM 5--
IMPORTANT: Customers of the branch offices in Camden, Fordyce and Sheridan, Arkansas, are customers of the converting bank, Heartland Community Bank, and customers of the branch offices in Little Rock and Monticello and the loan production office in Bryant, Arkansas, are customers of the stock subsidiary bank, Heartland Community Bank, F.S.B. As a result, please check the appropriate box if you were:
a. A depositor at Heartland Community Bank in Camden, Fordyce or Sheridan, Arkansas on December 31, 1993 with at least $50.00 on deposit. You must enter information below for all deposit accounts that you had at Heartland Community Bank on December 31, 1993 to ensure proper identification of your purchase rights and preferences.
b. A depositor at Heartland Community Bank in Camden, Fordyce or Sheridan, Arkansas on December 31, 1996 with at least $50.00 on deposit, but you were not an Eligible Account Holder. You must enter information below for all deposit accounts that you had at Heartland Community Bank on December 31, 1996 to ensure proper identification of your purchase rights and preferences.
c. A depositor or loan customer at Heartland Community Bank in Camden, Fordyce or Sheridan, Arkansas on March , 1997, but you were not an Eligible Account Holder or a Supplemental Eligible Account Holder. You must enter information below for all deposit accounts or loans that you had at Heartland Community Bank on March , 1997 to ensure proper identification of your purchase rights and preferences.
d. A depositor or loan customer at Heartland Community Bank, F.S.B. in Little Rock, Monticello or Bryant, Arkansas as of December 31, 1996 but are not an Eligible Account Holder, Supplemental Eligible Account Holder or Other Member. You must enter information below for all deposit accounts or loans that you had at Heartland Community Bank, F.S.B. in Little Rock, Monticello or Bryant, Arkansas on December 31, 1996 to ensure proper identification of your purchase rights and preferences.

ITEM 6--
Please check the box if you are a resident of Calhoun, Cleveland, Dallas, Drew, Grand, Ouachita or Pulaski County, Arkansas.

ITEMS 7, 8 AND 9--
The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of your common stock. Please complete items 7, 8 and 9 as fully and accurately as possible, and be certain to supply your social security number or tax identification number and your daytime and evening telephone number(s). If you have any questions or concerns regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described under "Stock Ownership Guide."

ITEM 10--
Please check this box if you would like cash dividends deposited directly into your account at Heartland Community Bank or Heartland Community Bank, F.S.B. Enter the account number to be used for direct deposit.

ITEM 11--
Please check this box if you are a member of the NASD or if this item otherwise applies to you.

ITEMS 12 AND 13--
Please sign and date the Stock Order Form where indicated. Review the Stock Order Form carefully before you sign, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds. If you have any remaining questions, or if you would like assistance in completing your Stock Order Form, you may call the Stock Information Center. The Stock Information Center phone number is (501)
  - . The Stock Information Center is open between the hours of 9:00 a.m. and 4:30 p.m., Central Time, Monday through Friday.

A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED BELOW AND ON THE FRONT OF THIS
                                     FORM.

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                              ACKNOWLEDGEMENT FORM

   I/WE ACKNOWLEDGE THAT THE COMMON STOCK OF HCB BANCSHARES, INC. BEING OFFERED IS NOT A DEPOSIT OR AN ACCOUNT AND IS NOT FEDERALLY INSURED AND IS NOT GUARANTEED BY HEARTLAND COMMUNITY BANK, CAMDEN, ARKANSAS OR BY THE FEDERAL GOVERNMENT.

   If anyone asserts that the security being offered is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision, Midwest Regional Director, Frederick R. Casteel at (972) 281-2000.

   I/We further certify that, before purchasing the common stock, par value $.01 per share, of HCB Bancshares, Inc., I received a Prospectus dated March , 1997 (the "Prospectus").

   The Prospectus that I/we received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including but not limited to:

  1.    Market Conditions and Absence of Prior Market for
        the Common Stock                                         (Page )
  2.    Below Industry Average Return on Equity After
        Conversion                                               (Page )
  3.    Possible Adverse Impact of Interest Rates and
        Economic and Industry Conditions                         (Page )
  4.    Loan Portfolio Composition                               (Page )
  5.    Recent and Planned Changes in Management and
        Business Strategy                                        (Page )
  6.    ESOP and MRP Compensation Expense                        (Page )
  7.    Possible Dilutive Effect of MRP and Option Plans         (Page )
  8.    Potential Impact of Purchases by Management and
        Stock Benefit Plans                                      (Page )
  9.    Certificate of Incorporation and Bylaw and Statutory
        Provisions That Could Discourage Hostile
        Acquisitions of Control                                  (Page )
 10.    Arkansas Usury Law                                       (Page )
 11.    Possible Income Tax Consequences of Distribution of
        Subscription Rights                                      (Page )

PRINT NAME:
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SIGNATURE:
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DATE:
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PRINT NAME:
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SIGNATURE:
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

                                                  HCB BANCSHARES, INC.
                                  (holding company for Heartland Community Bank)
                                                    CAMDEN, ARKANSAS
                                                 SUBSCRIPTION OFFERING
                                                    STOCK ORDER FORM
                                 NOTE: Please read the Instructions and Guide on
                                          the back as you complete this form.
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DEADLINE: The Subscription Offering will expire at    Central Time, on April  , 1997, unless extended.
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
(1)    Number of Shares             Purchase Price                            (2)    Total Payment Due
                             X          $10.00                =
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

The minimum number of shares that may be subscribed for is 25 shares, and the maximum number of shares that may be purchased by any person together with associates or group of persons acting in concert is 25,000 shares.

METHOD OF PAYMENT                                                  IMPORTANT PURCHASER INFORMATION
 (3) [ ]  Enclosed is a check, bank draft or money order           (5) a  [ ] Eligible Account Holder--Check here if you were a
          made payable to HCB Bancshares, Inc. in the                         depositor of at least $50.00 at Heartland
          amount of:                                                          Community Bank on December 31, 1993. Enter
                                                                              information below for all deposit accounts that
      --------------------- Cash can be used only if                          you had at Heartland Community Bank on December
      $                     presented in person at a                          31, 1993.
                            branch office of Heartland             (5) b  [ ] Supplemental Eligible Account Holder--Check here
      --------------------- Community                                         if you were a depositor of at least $50.00 at
          Bank, in Camden, Fordyce or Sheridan, Arkansas,                     Heartland Community Bank on December 31, 1996 but
          or a branch office of its stock subsidiary                          are not an Eligible Account Holder. Enter
          bank, Heartland Community Bank, F.S.B., in                          information below for all deposit accounts that
 (4) [ ]  Little Rock or Monticello, Arkansas.                                you had at Heartland Community Bank on December
          The undersigned authorizes withdrawal from this                     31, 1996.
          (these) account(s) at Heartland Community Bank           (5) c  [ ] Other Member--Check here if you were a depositor
          and/or Heartland Community Bank, F.S.B. PLEASE                      or loan customer at Heartland Community Bank on
          CONTACT THE STOCK INFORMATION CENTER BY                             March  , 1997 but are not an Eligible Account
                  , 1997 IF YOU WISH TO USE YOUR IRA FOR                      Holder or a Supplemental Eligible Account Holder.
          STOCK PURCHASE.                                                     Enter information below for all deposit accounts
                                                                              or loans that you had at Heartland Community Bank
                                                                              on March  , 1997.
                                                                   (5) d  [ ] Other Customer--Check here if you were a depositor or loan customer at Heartland Community Bank's
                                                                              savings bank subsidiary (the former Heritage
                                                                              Savings Bank, F.S.B.) as of December 31, 1996 but
                                                                              are not an Eligible Account Holder, Supplemental
                                                                              Eligible Account Holder or Other Member. Enter
                                                                              information below for all deposit accounts or
                                                                              loans that you had at Heritage Savings Bank,
                                                                              F.S.B. on December 31, 1996.

                                                                           Account Title        Deposit       Loan      Account
        Account Number                    Amount                        (Names on Accounts)     Account     Account      Number
-----------------------------------------------------------------   -------------------------------------------------------------
                                 $                                                                 [ ]         [ ]
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                                 $                                                                 [ ]         [ ]
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                                 $                                                                 [ ]         [ ]
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Total Withdrawal Amount          $                                                                 [ ]         [ ]
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There is no penalty for early withdrawals used for stock payment.                                  [ ]         [ ]
                                                                    -------------------------------------------------------------
                                                                                                   [ ]         [ ]
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

           IMPORTANT SUBSCRIPTION AND COMMUNITY OFFERING INFORMATION
(6) [ ] Check here if you are a resident of Calhoun, Cleveland, Dallas, Drew,
        Grant, Ouachita or Pulaski County, Arkansas.
           STOCK REGISTRATION (SEE BACK UNDER STOCK OWNERSHIP GUIDE)

(7) Form of Stock Ownership:

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
[ ] Individual                          [ ] Joint tenants with right of              [ ] Tenants in common       [ ] Uniform
                                            survivorship                                                             Transfer to
                                                                                                                     Minors
[ ] Fiduciary (i.e., trust estate,      [ ] Corporation or Partnership               [ ] Other
    etc.)

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(8) Name(s) in which your stock is to be registered (Please Print Clearly)       Social Security No. or Tax ID No.

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Name(s) continued

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Street Address                               City                                County State              Zip Code

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

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
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(9) Telephone Information        Daytime Phone (   )                      Evening Phone (   )
                                 ----------------------------------------------------------------------------------

(10) [ ] Check here if you would like cash dividends deposited directly into your Heartland Community Bank or Heartland Community Bank, F.S.B.
         account. Otherwise, dividends will be mailed to you in the form of a check.

                                                            --------------------
     Enter the account number to be used for direct deposit:
                                                            --------------------


NASD AFFILIATION
(11) [ ] Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with a NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which a NASD member or person associated with a NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation
With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 150 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.

ACKNOWLEDGMENT
(12) To be effective, this Stock Order Form must be fully completed, signed on both sides and actually received by Heartland Community Bank no later than the deadline at the top of this page, otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization, may be delivered to a branch office of Heartland Community Bank, in Camden, Fordyce or Sheridan, Arkansas, or a branch office of its stock subsidiary bank, Heartland Community Bank, F.S.B., in Little Rock or Monticello, Arkansas or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable, and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights.

It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion of Heartland
Community Bank described in the accompanying Prospectus. If the Plan of Conversion is not approved by the voting members of Heartland Community Bank at a Special Meeting to be held on April , 1997, or any adjournment thereof, all orders will be cancelled, and funds received as payment, with accrued interest, will be returned promptly. The undersigned agrees that after receipt by Heartland Community Bank, this Stock Order Form may not be modified, withdrawn or cancelled (unless the conversion is not completed within 45 days of the completion of the Subscription Offering) without Heartland Community Bank's consent and, if authorization to withdraw from deposit accounts at Heartland
Community Bank and/or Heartland Community Bank, F.S.B. has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.

Under penalty of perjury, I certify that the Social Security or Tax ID Number and other information provided in this Stock Order Form are true, correct and complete, that I am not subject to back-up withholding, that I am purchasing for my own account and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer of the security being offered.

APPLICABLE FEDERAL REGULATIONS PROHIBIT ANY PERSON FROM TRANSFERRING OR ENTERING
INTO ANY AGREEMENT DIRECTLY OR INDIRECTLY TO TRANSFER THE LEGAL OR BENEFICIAL
OWNERSHIP OF SUBSCRIPTION RIGHTS OR THE UNDERLYING SECURITIES TO THE ACCOUNT OF
ANOTHER. HEARTLAND COMMUNITY BANK WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE
REMEDIES IN THE EVENT IT BECOMES AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS
AND WILL NOT HONOR ORDERS KNOWN BY IT TO INVOLVE SUCH TRANSFER.

I ACKNOWLEDGE THAT THE COMMON STOCK BEING OFFERED IS NOT A SAVINGS OR DEPOSIT
ACCOUNT AND IS NOT INSURED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE BANK
INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
GOVERNMENT AGENCY.

A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED TWICE: BELOW AND ON THE
ACKNOWLEDGEMENT FORM ON THE REVERSE HEREOF.
SIGNATURE(S)

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(13) Signature                Date        Signature                    Date

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                              FOR OFFICE USE ONLY

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
Date Received     /     /              Category
              ---   ---   ---                  ------------------
Order #                                Deposit
       ----------------------                 -------------------
Batch #                                Date Input
       ----------------------                     ---   ---   ---

                            STOCK INFORMATION CENTER
                            HEARTLAND COMMUNITY BANK
                               237 JACKSON STREET
                            CAMDEN, AR
                                (501)     -